PARTICIPATION AGREEMENT BETWEEN
                   AMERICAN UNITED LIFE INSURANCE COMPANY AND
                           MFS FUND DISTRIBUTORS, INC.


     THIS AGREEMENT, made and entered into this 29th day of May, 2002, by and between MFS FUND DISTRIBUTORS, INC., a Delaware corporation ("MFS") and AMERICAN UNITED LIFE INSURANCE COMPANY, an Indiana life insurance company (the "Company"), on its own behalf and on behalf of certain segregated asset accounts of the Company (the "Account" or the "Accounts");

     WHEREAS, each Massachusetts business trust listed on Schedule A attached hereto (the "Trusts"), is registered with the Securities and Exchange Commission ("SEC") as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and each Trust is composed of multiple series of shares which are or will be registered under the Securities Act of 1933, as amended (the "1933 Act") (each, a "Fund" and collectively, the "Funds");

     WHEREAS each Fund is comprised of multiple classes of shares which are or will be registered under the 1933 Act;

     WHEREAS MFS is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, MFS serves as distributor for the Trusts pursuant to the terms of a Distribution Agreement between each Trust and MFS;

     WHEREAS, the Company will issue certain group fixed and variable annuity contracts (individually, the "Policy" or collectively, the "Policies") which, if required, will be registered under the 1933 Act;

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid Policies that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Fund covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Class A shares in one or more of the Funds specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Policies, and MFS intends to sell such Shares to the Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, MFS and the Company agree as follows:


       ARTICLE I.  SALE OF TRUST SHARES

1.1. MFS agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1., the Company shall be the designee of the Trust for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or MFS receives notice of such orders by 9:00 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New

     York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Funds calculate their respective net asset values pursuant to the rules of the SEC.

1.2. MFS agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Funds calculate their respective net asset value pursuant to rules of the SEC and each Fund shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, MFS may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or, pursuant to a determination made by the Board of Trustees of the Trust, on behalf of the respective Fund, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, if such action is necessary in the best interest of the Shareholders of such Fund.

1.3. MFS agrees to accept for redemption, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy holders on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.3., the Company shall be the designee of the Trust for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or MFS receives notice of such request for redemption by 9:00 a.m. Eastern Time on the next following Business Day.

1.4. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Fund and shall not be netted with respect to any Fund. However, with respect to payment of the purchase price by the Company and of redemption proceeds by MFS, the Company and MFS shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all of the Funds in accordance with Section 1.5. hereof.

1.5. In the event of net purchases, the Company shall pay for the Shares by 12:00 p.m. Eastern Time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof. In the event of net redemptions, MFS shall pay the redemption proceeds by 12:00 p.m. Eastern Time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section
     1.3. hereof. All such payments shall be in federal funds transmitted by wire.

1.6. Issuance and transfer of the Shares will be by book entry only. Share certificates will not be issued to the Company or the Accounts. The Shares ordered from MFS will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

1.7. MFS shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gains distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Fund's Shares in additional Shares of that Fund. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. MFS shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.8. MFS or its designee shall make the net asset value per share for each Fund available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time. In the event that MFS is unable to meet the 7:00 p.m. time stated herein, MFS shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which MFS takes to make the net asset value available to the Company. If MFS provides materially incorrect share net asset value information, MFS shall cause the Trust to make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.


ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1. The Company represents and warrants that the Policies are group annuities for investors who do not need to meet the diversification requirements of
     Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and such annuities are either registered under the 1933 Act or exempt from or not subject to registration under the 1933 Act, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws or exemptions therefrom, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act, as may be applicable, and the Conduct Rules of the NASD. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law.

2.2. MFS represents and warrants on behalf of each Fund that each Fund has elected to be a Regulated Investment Company, and has so qualified, and will continue to elect to be a Regulated Investment Company under Subchapter M of the Code and that every effort will be made to so qualify (under Subchapter M or any successor or similar provision) and that MFS or its designee will notify the Company promptly upon having a reasonable basis for believing that any Fund has ceased to so qualify or that any Fund might not so qualify in the future.

2.3. MFS represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. MFS shall amend, or cause to be amended, the Trust's registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Fund Shares. MFS shall cause the Trust to register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by MFS.

2.4. MFS represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. MFS represents and warrants that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.5. MFS represents and warrants that the Trust is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that the Trust does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

2.6. MFS represents and warrants that the investment adviser to the Funds (the "Adviser") is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Funds in compliance in all material respects with any applicable federal securities laws.


ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

3.1. At least annually, MFS or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Funds listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. MFS or its designee shall also provide the Company, at MFS' expense, with copies of the current prospectus for the Shares for distribution to prospective purchasers of the Policies in amounts mutually agreeable to MFS and the Company.

3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from MFS or its designee. MFS or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any prospective or existing Policy owner.

3.3. MFS or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Funds' proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to existing Policy owners. MFS or its designee shall also provide the Company, at MFS' expense, with copies of such materials, reports and communications for distribution to prospective purchasers of Policies in amounts mutually agreeable to MFS and the Company.

3.4. If and to the extent required by law, the Company shall:

     (a)  solicit voting instructions from Policy owners;

     (b) vote the Shares in accordance with instructions received from Policy owners; and

     (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Fund for which instructions have been received from Policy owners;

     so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law.


ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. The Company shall furnish, or shall cause to be furnished, to MFS or its designee, each piece of sales literature or other promotional material in which the Funds, MFS, the Adviser, or any affiliate of MFS are named, at least five (5) Business Days prior to its use. No such material shall be used if MFS or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statement on behalf of the Trust, the Funds, MFS, the Adviser, or any affiliate of MFS or concerning MFS or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for MFS, or in sales literature or other promotional material approved by MFS or its designees, except with the permission of MFS or its designees. MFS or its designees each agrees to respond to any request for approval on a prompt and timely basis. The Company may not alter any material so provided by MFS or its designee (including, without limitation, presenting or delivering such material in a different medium, e.g., electronic or internet) without the prior written consent of MFS. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, the Funds, MFS or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy holders or prospective Policy holders) or any other appropriate institutions is so used, and neither the Trust, the Funds, the Adviser, MFS nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such materials.

4.3. MFS or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least five (5) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.

4.4. MFS shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. MFS may not alter any material so provided by the Company or its designee (including, without limitation, presenting or delivering such material in a different medium, e.g., electronic or internet) without the prior written consent of the Company. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFS is an underwriter or distributor of the Policies.

4.5. MFS will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Fund, and of any material change in a Fund's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. MFS will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its sales literature or other promotional material in an orderly manner.

4.6. For purpose of this Article IV and Article VI, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.


ARTICLE V. FEES AND EXPENSES

5.1. MFS will reimburse the Company certain of the administrative costs and expenses incurred by the Company as a result of the operations necessitated by the beneficial ownership by Policy owners of Shares of the Funds each quarter in an amount equal to the applicable per annum rate specified in Schedule A attached hereto of the average daily net assets attributable to Policies sold by the Company or its affiliates that are invested in each Fund, multiplied by a fraction the numerator of which is the number of days in the quarter and the denominator of which is 365. Each party, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Funds and/or to the Accounts.

5.2. MFS or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Funds' registration statements, and payment of filing fees and registration fees; preparation and filing of the Funds' proxy materials and reports to Shareholders; setting in type and printing Fund prospectuses and statements of additional information; setting in type and printing the proxy materials and reports to Shareholders; the preparation of all statements and notices required of the Funds by any federal or state law with respect to their Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Funds' prospectuses, Shareholder reports and proxy materials and any expenses permitted to be paid or assumed by the Funds pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. MFS shall not bear any expenses of marketing the Policies.

5.3. The Company shall bear the expenses of distributing the Funds' prospectuses in connection with new sales of the Policies and of distributing the Funds' Shareholder reports to Policy owners. The Company shall bear all expenses associated with the qualification and filing of the Policies under applicable state insurance laws, and the cost of preparing, printing and distributing annual individual account statements for Policy owners as required by state insurance laws.


ARTICLE VI. INDEMNIFICATION

     6.1. INDEMNIFICATION BY THE COMPANY

          The Company agrees to indemnify and hold harmless MFS, any affiliates of MFS, and its directors/trustees, officers and each person, if any, who controls MFS within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Article VI) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which an Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement of any material fact contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of MFS, the Trust or the Funds for use in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Funds not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Funds, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company; or

          (d)  arise  out  of  or  result  from  any  material   breach  of  any
               representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

          (e) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; as limited by and in accordance with the provisions of this Article VI.


     6.2. INDEMNIFICATION BY MFS

          MFS agrees to indemnify and hold harmless the Company, the Accounts, any affiliates of the Company or the Accounts, and each of the Company's directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Article VI) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of MFS) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust or MFS or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Funds or in sales literature or other promotional material for the Funds (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

          (b) arise out of or as a result of statements or representations (other than statements or representations contained in the sales literature or other promotional material for the Policies not supplied by MFS or any of its designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of MFS or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement of a material fact contained in the offering documents, sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, the Funds or MFS; or

          (d) arise out of or result from any material breach of any representation and/or warranty made by MFS in this Agreement or arise out of or result from any other material breach of this Agreement by MFS; or

          (e) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per Share or dividend or capital gain distribution rate; or

          (f) arise as a result of any failure by MFS to provide the services and furnish the materials under the terms of the Agreement;

     as limited by and in accordance with the provisions of this Article VI.

     6.3. (a)  In no  event  shall  MFS  be  liable  under  the  indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a material breach of any representation, warranty, and/or covenant made by the Company hereunder; (ii) the failure by the Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law; or
          (iii) the failure by the Company to maintain the Policies (with respect to which any Fund serves as an underlying funding vehicle) as endowment or annuity contracts under applicable provisions of the Code.

          (b) In no event shall the Company be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Trust, the Funds or MFS, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a material breach of any representation, warranty and/or covenant made by MFS; or
               (ii) the failure by any Fund to be qualified as a Regulated Investment Company under Subchapter M of the Code.

     6.4. Neither the Company nor MFS shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     6.5. Promptly after receipt by an Indemnified Party under this Article VI of notice of commencement of action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Article VI, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     6.6. Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts or the Funds, or the sale or acquisition of Shares.

     6.7. A successor by law of a party to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

ARTICLE VII. APPLICABLE LAW

     7.1. This  Agreement   shall  be  construed  and  the   provisions   hereof
          interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     7.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE VIII. NOTICE OF FORMAL PROCEEDINGS

     MFS and the Company agree that each such party shall promptly notify the other party to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by NASD Regulation, Inc. (the "NASDR"), the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, the Trust, or the Funds, or the purchase of the Shares.


ARTICLE IX. TERMINATION

     9.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Funds:

          (a) at the option of any party upon ninety (90) days' advance written notice to the other parties; or

          (b) at the option of the Company to the extent that the Shares of the Funds are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to MFS by the Company; or

          (c) at the option of MFS upon institution of formal proceedings against the Company by the NASDR, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

          (d) at the option of the Company upon institution of formal proceedings against MFS or the Trust by the NASDR, the SEC, or any state securities or insurance department or any other regulatory body regarding MFS' or the Trust's duties under this Agreement or related to the operation of the Trust, a Fund or the sale of the Shares; or

          (e) at the option of the Company or MFS upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Fund Shares in accordance with the terms of the Policies for which those Fund Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) day's prior written notice to MFS of the date of any proposed vote or other action taken to replace the Shares; or

          (f) at the option of MFS by written notice to the Company, if MFS shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (g) at the option of the Company by written notice to MFS, if the Company shall determine, in its sole judgment exercised in good faith, that MFS, the Trust or the Funds have suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (h) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

          (i) upon assignment of this Agreement, unless made with the written consent of the parties hereto.

          (j) termination by the Company upon termination of the investment advisory agreement between any Fund and the Adviser. Notice of such termination shall be promptly furnished to the Company.

     9.2. The  notice  shall  specify  the  Fund  or  Funds,  Policies  and,  if
          applicable,   the  Accounts  as  to  which  the  Agreement  is  to  be
          terminated.

     9.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for cause or for no cause.


ARTICLE X. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

               If to the Company:

                American United Life Insurance Company
                One American Square
                Indianapolis, Indiana 46282
                Attn:  Richard A. Wacker


               If to MFS:

                MFS Fund Distributors, Inc.
                c/o Massachusetts Financial Services Company
                500 Boylston Street
                Boston, Massachusetts  02116
                Attn: Robert T. Burns, Senior Vice President and Associate General Counsel


ARTICLE XI. MISCELLANEOUS

     11.1.Subject to the requirement of legal process and regulatory  authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

     11.2.The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.3.This  Agreement  may  be  executed   simultaneously  in  one  or  more
          counterparts, each of which taken together shall constitute one and the same instrument.

     11.4.If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     11.5.The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

     11.6.Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASDR, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

     11.7.The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.



                               AMERICAN UNITED LIFE INSURANCE COMPANY
                               By its authorized officer,


                               By:/s/ Richard A. Wacker
                               ___________________________________
                               Title: Associate General Counsel




                               MFS FUND DISTRIBUTORS, INC.
                               By its authorized officer,


                               By:/s/ Martin E. Beaulieu
                               ___________________________________
                                Martin E.  Beaulieu
                                President

                                   SCHEDULE A

                      POLICIES, ACCOUNTS, AND FUNDS SUBJECT
                         TO THE PARTICIPATION AGREEMENT



     Name of Account:                       Name of Policies:

     AUL American Unit Trust                Registered 401, 403(b), 457, 408
      (established 8/17/89)                  contracts, non-qualified contracts

     Group Retirement Annuity
      Separate Account I                    Qualified 401 contracts
     (established 8/17/89)

     Group Retirement Annuity
      Separate Account II                   Qualified 401 contracts
     (established 8/17/89)

     Group Retirement Annuity
      Separate Account III                  Qualified 401 contracts
     (established 3/31/00)


     Name of Trust:                         Name of Funds:                          Applicable Per Annum Rate:

     MFS Series Trust I                     MFS Value Fund   A                      0.40%

     MFS Series Trust IV                    MFS Mid-Cap Growth Fund - A             0.40%

     MFS Series Trust V                     MFS International New Discovery         0.45%
                                            Fund - A

     MFS Series Trust X                     MFS Strategic Value Fund   A            0.45%